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                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene W. Schneider, Micheal T. Fries and Frederick
G. Westerman III, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a shelf registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-3 in connection with the registration by United International Holdings, Inc., a Delaware corporation (the "Company"), of shares of its Class A Common Stock, its Depositary Shares each representing 1/20th of a share of 7% Series C Senior Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") and its Series C Preferred Stock (together, the "Shares") for resale by certain stockholders of the Company, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Date: July 29, 1999          /s/ Gene W. Schneider
                             -----------------------------
                             Gene W. Schneider

Date: July 29, 1999          /s/ Albert M. Carollo
                             -----------------------------
                             Albert M. Carollo

Date: July 29, 1999          /s/  John P. Cole, Jr.
                             -----------------------------
                             John P. Cole, Jr.

Date: July 29, 1999          /s/ Lawrence F. DeGeorge
                             -----------------------------
                             Lawrence F. DeGeorge

Date: July 29, 1999          /s/ Lawrence J. DeGeorge
                             -----------------------------
                             Lawrence J. DeGeorge

Date: July 29, 1999          /s/ John Riordan
                             -----------------------------
                             John Riordan

Date: July ___, 1999         -----------------------------
                             Antony P. Ressler

Date: July 29, 1999          /s/ Curtis W. Rochelle
                             -----------------------------
                             Curtis W. Rochelle

Date: July 29, 1999          /s/ Mark L. Schneider
                             -----------------------------
                             Mark L. Schneider

Date: July 29, 1999          /s/ Bruce H. Spector
                             -----------------------------
                             Bruce H. Spector

Date: August 26, 1999        /s/ Michael T. Fries
                             -----------------------------
                             Michael T. Fries

Date: July 29, 1999          /s/ Valerie L. Cover
                             -----------------------------
                             Valerie L. Cover

Date: July 29, 1999          /s/Frederick G. Westerman III
                             -----------------------------
                             Frederick G. Westerman III